UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33830	51-0653027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

(801) 649-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

EnergySolutions, Inc. (the “Company”) held a Special Meeting of Stockholders on April 26, 2013 (the “Special Meeting”). The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are set forth below. Each matter is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2013 and Supplement No.1 to the Company’s definitive proxy statement, filed with the SEC on April 16, 2013. For each of the proposals below, a quorum was present.

Proposal 1: The vote on the proposal to adopt the Agreement and Plan of Merger, dated as of January 7, 2013, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of April 5, 2013, and as it may be amended from time to time, by and among the Company, Rockwell Holdco, Inc., a Delaware corporation, and Rockwell Acquisition Corp., a Delaware corporation (the “Merger Agreement”), was as follows:

For	Against	Abstain
52,991,120	15,398,835	120,272

The stockholders approved the proposal to adopt and approve the Merger Agreement.

Proposal 2: The vote on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, was as follows:

For	Against	Abstain
52,033,825	16,332,039	172,279

The stockholders approved the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Proposal 3: The vote on the proposal to approve on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, was as follows:

For	Against	Abstain
40,468,439	27,555,353	486,435

The stockholders approved on an advisory basis the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.

The Company must still receive required approvals from the U.S. Nuclear Regulatory Commission before it can consummate the Merger. The Company expects to receive approval during the second quarter of 2013 and expects to consummate the merger during the second quarter of 2013, after which time the Company’s common stock will be delisted from the New York Stock Exchange.

Item 8.01              Other Events.

The Company issued a press release on April 26, 2013 describing the results of the stockholder vote on the proposals at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated April 26, 2013

Forward-Looking Statements

This communication, and all statements made regarding the subject matter of this communication, contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on the current expectations and beliefs of EnergySolutions and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger of Rockwell Acquisition Corp. with and into EnergySolutions, with EnergySolutions as the surviving entity and subsidiary of Rockwell Holdco, Inc. (the “Merger”) may not be consummated in a timely manner, if at all; (ii) the risk that the Merger Agreement may be terminated in circumstances that require EnergySolutions to pay Energy Capital Partners Management II, LP or its designee a termination fee of up to $13,600,000, including the inability to complete the Merger due to the failure to satisfy certain conditions for completion of the Merger; (iii) risks related to the diversion of management’s attention from EnergySolutions’ ongoing business operations; (iv) risks regarding the failure of Energy Capital Partners to obtain the necessary financing to complete the Merger; (v) the effect of the announcement of the acquisition on EnergySolutions’ business relationships (including, without limitation, partners and customers), operating results and business generally as well as the potential difficulties in employee retention as a result of the Merger; (vi) risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) risks related to the outcome of any legal proceedings that have been, or will be, instituted against EnergySolutions related to the Merger Agreement; and (viii) risks related to the effects of local and national economic, credit and capital market conditions on the economy in general. Additional risk factors that may affect future results are contained in EnergySolutions’ filings with the SEC, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by EnergySolutions. EnergySolutions expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013	ENERGYSOLUTIONS, INC.

	By:	/s/ Russ Workman
Russ Workman
General Counsel